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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports dated July 15, 1997 and July 27, 1995 included in or made a part of this Form 8-K of CVS Corporation dated July 17, 1997.

/s/ Arthur Andersen LLP
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Arthur Andersen LLP

Cleveland, Ohio
July 15, 1997